EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 and related prospectuses (Registration Nos. 333-122386, 333-125861 and 333-140415) and on form S-8 (Registration No. 333-111386) of RegeneRx Biopharmaceuticals, Inc. of our report dated March 27, 2008 with respect to the 2006 and 2007 financial statements of RegeneRx Biopharmaceuticals included in this Annual Report (Form 10-K).

/s/ Reznick Group, P.C.

Bethesda, MD

March 27, 2008